Financial Corporation

Contact: Ronald J. Nicolas, Jr.

Investor Relations Department

Aames Financial Corporation

(323) 210-5311

FOR IMMEDIATE RELEASE

AAMES ANNOUNCES INTENTION TO REFINANCE ITS
5.5% CONVERTIBLE SUBORDINATED DEBENTURES
THROUGH AN EXCHANGE OFFER

Los Angeles, CA April 30, 2002 Aames Financial Corporation (the "Company") (NASD OTC Bulletin Board: "AMSF") today announced that it intends to refinance its outstanding 5.5% Convertible Subordinated Debentures due 2006 (the "Existing Debentures") by offering holders the opportunity to exchange (the "Exchange Offer") their Existing Debentures for a new issue of the Company's 4% Convertible Subordinated Debentures due 2012 (the "New Debentures"). The Company expects to commence the Exchange Offer as soon as practicable.

Upon the terms to be set forth in an offering memorandum and a related letter of transmittal, the Exchange Offer will be open to all holders of the Company's $113.9 million in principal amount of Existing Debentures, although the Company reserves the right to impose a maximum tender limitation, in which event tenders will be prorated if more than the maximum amount is tendered. Holders of the Existing Debentures will receive $800 principal amount of New Debentures for every $1,000 principal amount of Existing Debentures properly tendered for exchange in the Exchange Offer. Assuming all Existing Debentures are tendered in the Exchange Offer, if commenced, and there is no maximum tender limitation, the Company will issue $91.12 million in principal amount of New Debentures.

The Exchange Offer, if commenced, will be subject to customary conditions. In addition, the Company reserves the right to set a minimum tender condition. The Company further reserves the right to waive any condition or limitation, including any minimum tender condition or maximum tender limitation, but may choose to terminate the Exchange Offer if any condition is not satisfied.

The Company intends to make the Exchange Offer in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended, to exempt the Exchange Offer from the registration requirements of the federal securities laws. The Company will not pay or give, directly or indirectly, any commission or remuneration to any broker, dealer, salesman, agent or other person for soliciting tenders in the Exchange Offer.

Any New Debentures issued in the Exchange Offer are expected to bear interest at the rate of 4% per annum from the date of issuance, payable semiannually on June 15 and December 15 of each year, commencing on December 15, 2002. Holders of the New Debentures will be able to convert the New Debentures at any time prior to maturity in 2012, unless previously redeemed or repurchased, into shares of the Company,s common stock on the same terms as the Existing Debentures.

On December 15, 2002, to the extent it has not previously elected to redeem the New Debentures, the Company will be required to redeem through a scheduled sinking fund payment 30% of the outstanding principal amount of the New Debentures on a pro rata basis at a redemption price equal to 100% of principal amount, plus accrued and unpaid interest to the date of redemption. The Company will have the option to redeem the New Debentures upon the earlier to occur of a change in control of the Company and the repayment in full, at maturity or otherwise, of the Company's 9.125% Senior Notes due 2003 (the "Senior Notes") or the earlier amendment of the indenture governing the Senior Notes so as to permit the optional redemption of the New Debentures. Any New Debentures that Aames elects to redeem will be purchased at a redemption price equal to 33.5% of their principal amount, if redemption occurs prior to the scheduled sinking fund payment on December 15, 2002, or 5% of their principal amount, if the optional redemption occurs after the scheduled sinking fund payment occurs.

The New Debentures will be subordinated indebtedness of the Company that will be equal in rank to any Existing Debentures that may remain outstanding and subordinated in rank to the Senior Notes.

Holders of $50 million aggregate principal amount, or approximately 44%, of the Company's outstanding Existing Debentures have agreed with Specialty Finance Partners ("SFP") (which is the principal stockholder of the Company) that SFP will purchase from these holders their Existing Debentures at a price of $260 per $1,000 principal amount of Existing Debentures on or before May 14, 2002. SFP has informed the Company that it presently intends to tender such Existing Debentures for exchange in the Exchange Offer, although it has no obligation to do so.

The Company is a consumer finance company primarily engaged in the business of originating, selling and servicing home equity mortgage loans. Its principal market is borrowers whose financing needs are not being met by traditional mortgage lenders for a variety of reasons, including the need for specialized loan products or credit histories that may limit the borrowers' access to credit. The residential mortgage loans that the Company originates, which include fixed and adjustable rate loans, are generally used by borrowers to consolidate indebtedness or to finance other consumer needs and, to a lesser extent, to purchase homes. The Company originates loans through its retail and broker production channels. Its retail channel produces loans through its traditional retail branch network and through the Company's National Loan Centers, which produce loans primarily through affiliations with sites on the Internet. At December 31, 2001, the Company operated 100 retail branches, 5 regional wholesale loan offices and 2 National Loan Centers throughout the United States.

This shall not constitute an offer to exchange or a solicitation of an offer to exchange the Existing Debenture for New Debentures. The Exchange Offer, when and if commenced, will be made solely pursuant to the offering memorandum and related letter of transmittal referred to herein. Investors and security holders are strongly advised to read both the offering memorandum and the related letter of transmittal regarding the Exchange Offer when and if they become available, because they will contain important information.

From time to time the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company's business include the following: negative cash flow and continued access to outside sources of cash to fund operations; dependence on funding sources; third party rights to terminate mortgage servicing; high delinquencies and losses in the Company's securitization trusts; prepayment risk; changes in interest rates; basis risk; prolonged interruptions or reductions in the secondary market for mortgage loans; timing of loan sales; dependence on broker network; competition; concentration of operations in California and Florida; economic conditions; contingent risks on loans sold; government regulation; changes in federal income tax laws; ability to pay dividends and the concentrated ownership of the Company's controlling stockholder. For a more complete discussion of these risks and uncertainties, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in the Company's Annual Report on Form 10-K/A for the year ended June 30, 2001, "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Form 10-Q for the quarter ended December 31, 2001, and subsequent filings by the Company with the United States Securities and Exchange Commission.

Holders are urged to read the offering memorandum and related letter of transmittal when and if they become available because they will contain important information. These documents, when and if filed with the Securities and Exchange Commission, along with the Company's other filings, including its Annual Report on Form 10-K/A, its Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statement, can be obtained, free of charge, from the Securities and Exchange Commission's website at http://www.sec.gov. In addition, these documents can be obtained from the Company, at no cost, by calling the Company's Investor Relations Department at (323) 210-5311.